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                                                                EXHIBIT 10.7.3

                                 THIRD AMENDMENT
                                     TO THE
           COMAIR HOLDINGS, INC. DEFERRED INCENTIVE COMPENSATION PLAN
           ----------------------------------------------------------


         Pursuant to the reserved power of amendment contained in Section 11.1 of the Comair Holdings, Inc. Deferred Incentive Compensation Plan (the "Plan"), the Plan is hereby amended effective as of May 18, 1999 in the following respects:

         1. Section 5.1 shall be shall be amended by deleting the four (4) sentences immediately following the Vesting Schedule and replacing them with the following:

         "Notwithstanding the foregoing, a Participant shall be fully vested if the Participant dies or becomes Disabled or upon a Change in Control. In addition, in the event of a dissolution or liquidation of Comair or any merger, other than a merger for the purpose of the redomestication of Comair not involving a change of control, consolidation, exchange or other transaction in which Comair is not the surviving corporation or in which the outstanding shares of Comair are converted into cash, other securities or other property, a Participant shall be fully vested as of such dissolution, liquidation, merger or other transaction.

                  The Compensation Committee shall determine a "Year of Service" based upon a twelve-month period beginning on the Participant's anniversary date of employment as modified by the Compensation Committee in its sole discretion. Any amount not vested hereunder shall be forfeited upon payment of the Participant's Benefit. Any amounts forfeited shall be reallocated to Participants' Accounts proportionate with the Compensation of Participants for the Plan Year."

         2. All of the terms, conditions and provisions of the Plan not herein modified are hereby ratified and confirmed and shall remain in full force and effect. In the event a term, condition or provision of the Plan conflicts with a term, condition or provision of this amendment, this amendment shall govern.

         IN WITNESS WHEREOF, Comair Holdings, Inc. has caused this Third Amendment to be executed this 18th day of May, 1999.

                                           COMAIR HOLDINGS, INC.



                                           By: /s/ David R. Mueller
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